UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) July 24, 2007

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 24, 2007, the Compensation Committee of the Board of Directors of Tellabs, Inc. granted to the Company’s Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents performance stock units (“PSUs”) under the Company’s 2004 Incentive Compensation Plan. The PSUs entitle the recipients to receive shares of the Company’s Common Stock commencing in March 2008, contingent upon the achievement of Company operating income and revenue-based targets for the 2007 fiscal year. Following achievement of these financial measures and subject to continued employment, one-third of such shares will be issued in annual installments in March 2008, March 2009 and March 2010.

In order for shares of the Company’s stock to become available for issuance under these PSUs, the Company’s operating income and revenue for 2007 must meet specified minimum target amounts. No stock will be issued and the PSUs will be canceled and forfeited should the Company fail to meet such minimum amounts. The number of shares of stock issuable will vary depending on the target amounts achieved. If the target amounts are achieved then one share of stock will be issued for each PSU granted, subject to the three year vesting period discussed above. At minimum target performance  1/2 share will be issued for each PSU granted and at maximum target performance two shares will be granted for each PSU granted.

Any stock issued under the PSUs will be issued in equal annual installments on March 2008, March 2009 and March 2010, provided that the executive remains continuously employed through such dates. Payment of a pro rated award may be made if employment terminates prior to such issuance due to death, disability or involuntarily for reasons other than cause (as defined in the award documentation).

A total of 375,000 PSUs were awarded to the following executive officers: Krish Prabhu, Chief Executive Officer, 100,000; Timothy Wiggins, Chief Financial Officer, 50,000; Carl DeWilde, Stephen McCarthy and Daniel Kelly, Executive Vice Presidents, 40,000 each; and James Sheehan, Jean Holley and John Brots, Executive Vice Presidents, 35,000 each.

Item 2.02	Results of Operations and Financial Condition

On July 24, 2007, Tellabs, Inc. reported its results of operations for its fiscal second quarter ended June 29, 2007. A copy of the press release issued by Tellabs, Inc. concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and related information in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Tellabs, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including related information in Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), Tellabs, Inc. provides non-GAAP results of operations in the press release as additional information for its operating results. These measures are not in accordance with or an alternative for, GAAP and may be different from measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of revenue, operating expenses, other income and expenses and income taxes. The Company’s management believes that this presentation allows investors to evaluate the current operational and financial performance of the Company’s business as an indicator of future operational and financial performance. The Company’s management uses these measures for reviewing its financial results and for business planning and performance. The Company’s management discloses this information externally along with a complete reconciliation of their comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. Furthermore, while some of these items have been periodically reported in Tellabs, Inc.’s results of operations, including significant restructuring and other charges, their occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company has amended and restated its bylaws in order to amend Article VII of the Company’s existing Amended and Restated Bylaws, effective as of July 24, 2007. The Company determined that a modification was advisable in order to make it clear that the Company may issue uncertificated shares. This change allows the Company to participate in the Direct Registration System, which is currently administered by The Depository Trust Company.

The full text of the Second Amended and Restated Bylaws is filed as Exhibit 3.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Timothy J. Wiggins
Timothy J. Wiggins
Executive Vice President and Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer and duly authorized officer)

July 25, 2007

(Date)

EXHIBIT INDEX

Exhibit Number	Description
3.2	Second Amendment and Restated By-Laws dated July 24, 2007

99.1	Press Release of Tellabs, Inc., dated July 24, 2007.